UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 20, 2015

Zayo Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36690	26-1398293
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1805 29th Street, Suite 2050, Boulder, CO 80301

(Address of Principal Executive Offices)

(303) 381-4683

(Registrant’s Telephone Number, Including Area Code)

Zayo Group, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-169979	26-201259
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1805 29th Street, Suite 2050, Boulder, CO 80301

(Address of Principal Executive Offices)

(303) 381-4683

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

On November 20, 2015, Zayo Group, LLC ("Zayo"), the primary operating subsidiary of Zayo Group Holdings, Inc. (“the Company”), entered into a Share Purchase Agreement (the "Agreement") with MTS Allstream Holdings Inc., MTS Inc. and Manitoba Telecom Services Inc. (“MTS”).    Upon the closing of the transaction contemplated by the Agreement, Zayo will acquire 100% of the equity interest in Allstream, Inc. and Allstream Fiber U.S., Inc. (together “Allstream”), a provider of bandwidth and telecom services to business and public sector customers across Canada.  The purchase price, subject to certain post-closing adjustments, is approximately $465.0 million Canadian Dollars ($348.2 million United States Dollars).  The transaction is expected to be funded with cash on hand and revolving credit facility capacity and to close in the first quarter of the 2016 calendar year, subject to customary regulatory approvals and closing conditions.

The acquisition of Allstream will add over 9,000 route kilometers of metro fiber network concentrated in Canada’s top five metropolitan markets, (Toronto, Montreal, Vancouver, Ottawa, and Calgary) connecting to approximately 3,300 on-net buildings. In addition, Allstream has an approximate 20,000 route kilometer long-haul fiber network connecting all major Canadian markets and 10 U.S. network access points. Allstream operates colocation space in Toronto, Montreal, and Vancouver.

Zayo issued a press release on November 23, 2015 announcing the Agreement.

A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 7.01.

Item 9.01.	Financial Statements and Exhibits
(d)	Exhibits. The following exhibit is furnished with this Form 8-K:

Exhibit No.	Description

99.1	Press Release dated November 23, 2015

The information contained under Item 7.01 and 9.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the SEC under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

Portions of this report may constitute “forward-looking statements” as defined by federal law. Although the registrants believe any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Additional information about issues that could lead to material changes in the Company's and Zayo’s performance is contained in their respective filings with the Securities and Exchange Commission. The registrants undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances after the date hereof.

Investors should take into consideration, with respect to the Company and Zayo, those risks and uncertainties discussed in each registrants’ Annual Report on Form 10-K for the year ended June 30, 2015 and each registrants’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, including but not limited to those under the heading "Risk Factors" to the extent each heading is included therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zayo Group Holdings, Inc.

By:	/s/ Ken desGarennes
Name:	Ken desGarennes
Title:	Chief Financial Officer

DATED: November 23, 2015

Zayo Group, LLC

By:	/s/ Ken desGarennes
Name:	Ken desGarennes
Title:	Chief Financial Officer

DATED: November 23, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated November 23, 2015